Exhibit 99.1


                                                     FREMONT GENERAL

NEWS RELEASE
--------------------------------------------------------------------------------
                                                     2020 Santa Monica Boulevard
                                                     Santa Monica, CA 90404
                                                     Tel (310) 315-5500
                                                     Fax (310)315-5599




FREMONT GENERAL REPORTS A 113% INCREASE IN QUARTERLY NET INCOME FROM CONTINUING
                                   OPERATIONS



     (SANTA MONICA, CALIFORNIA) - February 25, 2004 - Fremont General Corporation (the "Company") reported net income from continuing operations of $68,097,000 for the fourth quarter of 2003. This represents an increase of 113%, as compared to net income from continuing operations of $31,986,000 for the fourth quarter of 2002. Net income from continuing operations for all of 2003 was $211,953,000, as compared to $104,077,000 for all of 2002.

     Diluted net income per share from continuing operations was $0.94 for the fourth quarter of 2003, as compared to $0.47 per share for the fourth quarter of 2002. Diluted net income per share from continuing operations was $2.98 for all of 2003, as compared to $1.55 per share for all of 2002. The Company has adjusted its method for calculating diluted net income per share by applying the treasury stock method to its unvested restricted shares. This method, which was not previously applied, increases the Company's diluted net income per share for the years ended December 31, 2002 and 2003 from $1.43 and $2.81 to $1.55 and $2.98, respectively. There is no change in reported revenue, net income, basic net income per share or cash flow.

     The Company's stockholders' equity per share was $8.74 at December 31, 2003 and the holding company had approximately $144 million in cash and cash equivalents as of December 31, 2003.

     The Company's Board of Directors declared a quarterly cash dividend of $0.05 per share on its common stock, payable April 30, 2004 to shareholders of record on March 31, 2004. The declaration of the quarterly dividend represents the 109th consecutive quarterly cash dividend to be paid by the Company.

     The Company's nationwide industrial bank, Fremont Investment & Loan, reported record pre-tax income of $135,139,000 for the fourth quarter of 2003, as compared to $70,043,000 for the fourth quarter of 2002. Pre-tax income for Fremont Investment & Loan for the year 2003 totaled $429,114,000 as compared to $234,371,000 for all of 2002. As of December 31, 2003, Fremont Investment & Loan, with approximately $9.3 billion in assets, had over $6.6 billion in FDIC-insured deposits and is categorized as "well capitalized" with a total Risk-Based Capital ratio of 13.87%.

RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $4.58 billion during the fourth quarter of 2003, up from $2.32 billion during the fourth quarter of 2002. The following tables highlight the Company's loan originations by period indicated:





                                                            4TH QUARTER                        YEAR ENDED
                                                   -----------------------------      -----------------------------
                                                       2003              2002             2003              2002
                                                   ------------      -----------      ------------      -----------
-----------------------------------------------
LOAN ORIGINATION VOLUME (IN $000'S):
-----------------------------------------------

     First Mortgage ...........................     $ 4,373,575      $ 2,216,850      $ 13,110,123      $ 6,584,663
     Second Mortgage ..........................         202,366          106,456           629,617          350,709
                                                    -----------      -----------      ------------      -----------
                                                    $ 4,575,941      $ 2,323,306      $ 13,739,740      $ 6,935,372
                                                    ===========      ===========      ============      ===========

                                                               4TH QUARTER                   YEAR ENDED
                                                         -----------------------      ------------------------
                                                           2003          2002            2003           2002
                                                         --------      ---------      ---------      ---------

------------------------------------------------------
FIRST MORTGAGES - ORIGINATION
------------------------------------------------------

          TYPE OF PRODUCT:
               Adjustable Rate (2/28) ................       76.1%          74.3%          73.2%          83.3%
               Fixed .................................       20.0%          24.8%          24.2%          14.5%
               Other .................................        3.9%           0.9%           2.6%           2.2%
                                                         --------      ---------      ---------      ---------
                                                            100.0%         100.0%         100.0%         100.0%
                                                         ========      =========      =========      =========
          PURPOSE:
               Refinance .............................       58.6%          62.6%          60.4%          58.8%
               Purchase ..............................       41.4%          37.4%          39.6%          41.2%
                                                         --------      ---------      ---------      ---------
                                                            100.0%         100.0%         100.0%         100.0%
                                                         ========      =========      =========      =========


          Average Loan Size ..........................   $ 204,468     $ 189,038      $ 198,218      $ 173,975
          Average FICO Score .........................         622           618            623            611



------------------------------------------------------
FIRST & SECOND MORTGAGES - ORIGINATION
------------------------------------------------------

          GEOGRAPHIC DISPERSION:

               California ...........................        39.0%          48.2%          42.3%          43.8%
               New York .............................        11.3%           7.1%           9.5%           6.8%
               Florida ..............................         7.7%           9.5%           8.5%           9.8%
               Illinois .............................         5.7%           4.8%           5.2%           4.8%
               All other states .....................        36.3%          30.4%          34.5%          34.8%
                                                         --------      ---------      ---------      ---------
                                                            100.0%         100.0%         100.0%         100.0%
                                                         ========      =========      =========      =========


     The gain on the sale of residential real estate loans during the fourth quarter of 2003 totaled $96.0 million on whole loan sales and securitizations of $3.77 billion, as compared to a gain of $61.2 million on net whole loan sales of $1.87 billion during the fourth quarter of 2002. The Company increased the level of loans held for investment (portfolio) to $797.7 million as of December 31, 2003, up from $396.8 million at December 31, 2002. Loans held for sale increased to $3.65 billion at December 31, 2003, up from $1.67 billion at December 31, 2002. In addition, the Company has put in place three separate warehouse lines of credit, totaling $1.5 billion, to facilitate the funding needs of the growth in residential real estate loan origination volume.

     The Company's residential loan servicing platform was servicing approximately $9.5 billion in loans outstanding as of December 31, 2003. This amount was comprised of the Company's loans held for investment, loans securitized, loans held for sale and interim servicing for loans sold to third parties.


COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans receivable, before the allowance for loan losses, totaled approximately $4.02 billion at December 31, 2003, as compared to $3.73 billion at December 31, 2002. Loan commitments increased to $722.3 million during the fourth quarter of 2003, up from $453.7 million during the fourth quarter of 2002. The following tables highlight the commercial real estate loan production and portfolio as indicated:


                                                               4TH QUARTER                      YEAR ENDED
                                                        ------------------------       -----------------------------
(IN 000'S)                                                 2003            2002            2003              2002
                                                        ---------      ---------       -----------       -----------

        Loan commitments originated .................   $ 722,264      $ 453,743       $ 2,616,412       $ 1,328,391


--------------------------------------------------------------------------------
PORTFOLIO
--------------------------------------------------------------------------------
(IN 000'S)                                                                               DECEMBER 31,
                                                                                ----------------------------
                                                                                    2003             2002
                                                                                -----------      -----------

                         Loan Types:
                              Bridge ........................................   $ 1,659,847      $ 1,712,085
                              Permanent .....................................     1,281,877        1,393,427
                              Construction ..................................       804,793          328,974
                              Single Tenant Credit ..........................       268,506          296,787
                                                                                -----------      -----------
                              Total Loans Receivable ........................   $ 4,015,023      $ 3,731,273
                                                                                ===========      ===========
                         Geographic:
                              California ....................................          38.9%            47.6%
                              New York ......................................          12.7%             6.8%
                              Illinois ......................................           8.4%             4.5%
                              Texas .........................................           5.8%             6.2%
                              Florida .......................................           5.5%             4.1%
                              District of Columbia ..........................           5.0%             6.7%
                              All other states ..............................          23.7%            24.1%
                                                                                -----------      -----------
                              Total Loans Receivable ........................         100.0%           100.0%
                                                                                ===========      ===========

                         Non-performing loans and REO ("NPA") ...............   $    95,379      $    80,629
                         NPA as a % of loans receivable and REO .............          2.36%            2.15%


     Non-performing commercial real estate assets totaled $95.4 million at December 31, 2003, up from $80.6 million as of December 31, 2002. Net loan charge-offs for the commercial real estate portfolio decreased during the fourth quarter of 2003 to $11.7 million from $11.9 million during the fourth quarter of 2002. The net charge-off ratio for the year ending December 31, 2003 for the commercial real estate loan portfolio was 1.17%, as compared with a ratio of 0.87% for all of 2002.


NET INTEREST INCOME AND ASSET QUALITY

         o Net interest income for financial services increased to $118.4 million during the fourth quarter of 2003, as compared to $76.9 million during the fourth quarter of 2002. The net interest margin, as a percentage of interest-earning assets, increased to 5.42% during the fourth quarter of 2003, as compared to 5.11% during the fourth quarter of 2002.

         o Non-performing assets (non-accrual loans and foreclosed real estate) increased to $118.7 million as of December 31, 2003 from $107.3 million at December 31, 2002. Accruing loans past due 90 days or more were $38.4 million at December 31, 2003.

         o Total net loan charge-offs decreased during the fourth quarter of 2003 to $11.8 million from $14.4 million during the fourth quarter of 2002. The $11.8 million was essentially all attributable to net charge-offs in the commercial real estate loan portfolio, which is reflective of the economic conditions present in many of the markets that we serve, but is within management's expectations during the current phase of the economic cycle for this lending operation.

         o The allowance for loan losses, as of December 31, 2003, was 4.46% of total loans receivable and 192.0% of the total non-performing assets in the portfolio.


     Fremont General Corporation is an industrial bank holding company and its common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan provides nationwide commercial and residential real estate lending through its 14 regional offices (nine commercial and five residential) and does so primarily on a first mortgage or first trust deed basis. As of December 31, 2003, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 41 states and during the fourth quarter of 2003, it originated residential real estate loans in 45 states.

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate environment, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the ability to utilize the net tax operating loss carryforwards currently held, and (x) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

--------------------------------------------------------------------------------

o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on February 25, 2004.

o The call will be webcast live on the Internet at http://www.fulldisclosure.com. Go to the web site at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived until February 25, 2005.

o To listen to the live call by telephone, dial 706/634-1256 ten minutes before the start time. The telephone replay will be archived until March 24th at 706/645-9291 - use Conference ID 5228043.

o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at http://www.sec.gov.



CONTACT:  Investor Relations  310/315-5500

FREMONT GENERAL CORPORATION
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                         SELECTED FINANCIAL DATA


                                                                          THREE MONTHS ENDED               YEAR ENDED
                                                                             DECEMBER 31ST                DECEMBER 31ST
                                                                       ------------------------      -----------------------
                                                                          2003          2002           2003            2002
                                                                       ---------      ---------      ---------      --------

CONSOLIDATED STATEMENTS OF OPERATIONS:
Pre-tax income:
  Financial services ...............................................   $ 135,139      $  70,043      $ 429,114      $ 234,371
  Corporate and other interest expense .............................     (15,901)       (15,349)       (64,993)       (57,481)
                                                                       ---------      ---------      ---------      ---------
Total pre-tax income from continuing operations ....................     119,238         54,694        364,121        176,890
Provision for income taxes .........................................     (51,141)       (22,708)      (152,168)       (72,813)
                                                                       ---------      ---------      ---------      ---------
Net income from continuing operations ..............................      68,097         31,986        211,953        104,077
Discontinued insurance operations ..................................           -        (77,762)        44,308        (77,762)
                                                                       ---------      ---------      ---------      ---------
Net income (loss) ..................................................   $  68,097      $ (45,776)     $ 256,261      $  26,315
                                                                       =========      =========      =========      =========
PER SHARE DATA:
  BASIC:
   Net income from continuing operations ...........................   $    0.97      $    0.47       $   3.03      $    1.55
   Discontinued insurance operations ...............................           -          (1.15)          0.63          (1.16)
                                                                       ---------      ---------       --------      ---------
   Net income (loss) ...............................................   $    0.97      $   (0.68)      $   3.66      $    0.39
                                                                       =========      =========       ========      =========
  DILUTED:
   Net income from continuing operations ...........................   $    0.94      $    0.47       $   2.98      $    1.55
   Discontinued insurance operations ...............................           -          (1.15)          0.62          (1.16)
                                                                       ---------      ---------       --------      ---------
   Net income (loss) ...............................................   $    0.94      $   (0.68)      $   3.60      $    0.39
                                                                       =========      =========       ========      =========
  WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic ...........................................................      70,376         67,684         69,993         67,009
   Diluted .........................................................      72,656         67,873         71,260         66,888

  CASH DIVIDENDS DECLARED PER COMMON SHARE .........................   $    0.05      $    0.02       $   0.17      $    0.08

  STOCKHOLDERS' EQUITY PER SHARE AT PERIOD-END .....................                                  $   8.74      $    5.29

  SHARES OUTSTANDING AT PERIOD-END .................................                                    75,990         75,397



DILUTED NET INCOME PER SHARE ("EPS") FROM CONTINUING
  OPERATIONS BY INDICATED QUARTER AND YEAR-TO-DATE:
                                                                                                 2003
                                                                          --------------------------------------------------
                                                                             1ST       2ND        3RD       4TH        YTD
                                                                          ------     ------     ------     ------     ------

Diluted EPS (as previously calculated) .............................      $ 0.56     $ 0.62     $ 0.73     $ 0.90     $ 2.81
Diluted EPS as adjusted for treasury stock method ..................      $ 0.60     $ 0.66     $ 0.77     $ 0.94     $ 2.98


                                                                                                 2002
                                                                          --------------------------------------------------
                                                                            1ST        2ND        3RD       4TH        YTD
                                                                          ------     ------     ------     ------     ------


Diluted EPS (as previously calculated) .............................      $ 0.25     $ 0.33     $ 0.41     $ 0.43     $ 1.43
Diluted EPS as adjusted for treasury stock method ..................      $ 0.27     $ 0.35     $ 0.45     $ 0.47     $ 1.55


FREMONT GENERAL CORPORATION
(THOUSANDS OF DOLLARS)
                                                         SELECTED FINANCIAL DATA

                                                                          THREE MONTHS ENDED                  YEAR ENDED
                                                                             DECEMBER 31ST                   DECEMBER 31ST
                                                                     ---------------------------     ----------------------------
                                                                         2003            2002            2003             2002
                                                                     -----------     -----------     ------------     -----------

FINANCIAL SERVICES
Interest and fee income on loans .................................   $   159,188     $   115,745     $    539,588     $   433,366
Interest income on investment securities .........................         1,144             772            4,344           3,486
                                                                     -----------     -----------     ------------     -----------
  Total interest income ..........................................       160,332         116,517          543,932         436,852
Interest expense .................................................        41,898          39,577          155,398         158,465
                                                                     -----------     -----------     ------------     -----------
  Net interest income ............................................       118,434          76,940          388,534         278,387
Provision for loan losses ........................................        18,326          37,930           98,262         108,118
                                                                     -----------     -----------     ------------     -----------
  Net interest income after provision for loan losses ............       100,108          39,010          290,272         170,269
Gain on:
  Sales and securitizations of residential real estate loans .....        96,039          61,166          307,644         185,036
  Sale of residual interests in securitizations ..................             -               -           17,503               -
Non-interest income ..............................................         8,755           3,041           23,138          10,099
Net loan servicing income ........................................         3,615           1,993            9,684           6,727
Non-interest expense .............................................       (73,378)        (35,167)        (219,127)       (137,760)
                                                                     -----------     -----------     ------------     -----------
Pre-tax income ...................................................   $   135,139     $    70,043     $    429,114     $   234,371
                                                                     ===========     ===========     ============     ===========

Average net interest-earning assets (NEA) ........................   $ 8,670,526     $ 5,983,860     $  7,275,274     $ 5,465,607
  As a percentage of NEA:
   Total interest income .........................................          7.34%           7.73%            7.48%           7.99%
   Interest expense ..............................................          1.92%           2.62%            2.14%           2.90%
                                                                     -----------     -----------     ------------     -----------
   Net interest income ...........................................          5.42%           5.11%            5.34%           5.09%
                                                                     ===========     ===========     ============     ===========

Ratio of net charge-offs to average loans receivable .............          0.98%           1.35%            1.04%           1.18%

Sales and securitizations of residential real estate loans .......   $ 3,774,880     $ 1,871,508     $ 11,088,317     $ 5,689,554

Net premium recognized on loan sales and securitizations .........   $   144,272        $ 92,510     $    457,562       $ 265,428
Less: Direct costs of loan originations  (1) .....................       (49,335)        (25,975)        (145,346)        (73,376)
Adjustments to carrying value of loans held for sale .............         1,102          (5,369)          (4,572)         (7,016)
                                                                     -----------     -----------     ------------     -----------
     Gain on sale (GAAP) .........................................   $    96,039     $    61,166     $    307,644     $   185,036
Less: Origination expenses during the period  (2) ................       (23,993)        (14,319)         (84,079)        (42,040)
                                                                     -----------     -----------     ------------     -----------
     Net operating gain on sale  (3) .............................   $    72,046     $    46,847     $    223,565     $   142,996
                                                                     ===========     ===========     ============     ===========

Net premium recognized on loan sales and securitizations .........          3.82%           4.94%            4.13%           4.66%
Less: Direct costs of loan originations ..........................         -1.31%          -1.38%           -1.31%          -1.29%
Adjustments to carrying value of loans held for sale .............          0.03%          -0.29%           -0.04%          -0.12%
                                                                     -----------     -----------     ------------     -----------
     Gain on sale (GAAP) .........................................          2.54%           3.27%            2.78%           3.25%
Less: Origination expenses during the period .....................         -0.63%          -0.77%           -0.76%          -0.74%
                                                                     -----------     -----------     ------------     -----------
     Net operating gain on sale ..................................          1.91%           2.50%            2.02%           2.51%
                                                                     ===========     ===========     ============     ===========

(1) Direct costs are costs directly incurred with the origination of the loans and which are deferred and recognized when the loans are sold.
(2) Origination expenses represent indirect expenses related to the origination of residential real estate loans during the period indicated and which are not deferred. These expenses are included in non-interest expense in the consolidated statement of operations.
(3) Net operating gain on sale is a supplemental measurement that management utilizes in evaluating its residential real estate lending operations; however, it is only a supplement to, and not a substitute for, the information presented in the consolidated statement of operations as prepared in accordance with GAAP. Furthermore, our definition of the indirect origination expenses may not be comparable to similarly titled measures reported by other companies. The net operating gain on sale amount does not include net interest income on residential real estate loans held for sale or any fair value adjustments on the Company's residual interests in securitized loans.

FREMONT GENERAL CORPORATION
(THOUSANDS OF DOLLARS)

                                                         SELECTED FINANCIAL DATA

FINANCIAL SERVICES (CONTINUED)
                                                                                   DEC 31           SEPT 30           DEC 31
                                                                                    2003             2003              2002
                                                                                -----------       -----------       -----------

Loans receivable (portfolio) ...............................................    $ 4,791,010       $ 4,645,112       $ 4,137,885
Allowance for loan losses ..................................................        213,591           207,038           161,190
Allowance for loan losses to loans receivable ..............................           4.46%             4.46%             3.90%
Allowance for loan losses to NPA (excludes HFS) ............................          192.0%            155.4%            164.8%

Residential real estate loans held for sale (HFS) ..........................    $ 3,650,167       $ 3,093,788       $ 1,673,145

Non-performing assets (NPA):
   Loans receivable related:
      Non-accrual loans:
          Commercial real estate ...........................................    $    71,758       $    81,845       $    70,031
          Residential real estate ..........................................          8,482             7,246             5,600
          Syndicated commercial loans ......................................          6,752             6,854            11,239
                                                                                -----------      ------------       -----------
                                                                                     86,992            95,945            86,870
      Foreclosed real estate (REO):
          Commercial real estate ...........................................         23,621            36,426            10,598
          Residential real estate ..........................................            643               856               315
                                                                                -----------      ------------       -----------
                                                                                     24,264            37,282            10,913
                                                                                -----------      ------------       -----------
      Total NPA -  Loans receivable ........................................        111,256           133,227            97,783

   HFS related:
      Non-accrual loans ....................................................          6,253             5,957             6,709
      Foreclosed real estate (REO) .........................................          1,202               971             2,850
                                                                                -----------      ------------       -----------
      Total NPA - HFS ......................................................          7,455             6,928             9,559
                                                                                -----------      ------------       -----------
   Total NPA ...............................................................    $   118,711      $    140,155       $   107,342
                                                                                ============     ============       ===========

Accruing loans past due 90 days or more ....................................    $    38,381      $      6,163       $         -
NPA to loans receivable, loans HFS and REO .................................           1.40%             1.80%             1.84%
NPA (excluding loans HFS) to loans receivable and REO ......................           2.31%             2.85%             2.36%


o Loans receivable do not include loans designated as held for sale and are stated before the allowance for loan losses.
o The average NEA includes loan receivables and loans designated as held for sale (including loans on non-accrual status), and investment securities.
o Average loans receivable for calculating the net charge-off ratio do not include loans designated as held for sale.
o The ratio of net charge-offs to average loans receivable is an annualized ratio.
o Accruing loans past due 90 days or more may include loans that are contractually past maturity but continue to make interest payments.
o Loans held for sale are residential real estate loans valued at the lower of cost or market.

FREMONT GENERAL CORPORATION
(THOUSANDS OF DOLLARS)

                                                           SUMMARY BALANCE SHEET





CONSOLIDATED BALANCE SHEETS:
                                                                                        DECEMBER 31
                                                                                    2003            2002
                                                                                -----------      -----------

ASSETS
Cash and cash equivalents ..................................................    $   835,651      $   236,376
Investment securities ......................................................        114,545          383,232
Loans held for sale - net ..................................................      3,650,167        1,673,145
Loans receivable - net .....................................................      4,577,419        3,976,695
Mortgage servicing rights ..................................................          6,898                -
Residual interests in securitized loans ....................................          6,530           22,749
Accrued interest receivable ................................................         38,663           28,529
Deferred income taxes ......................................................        193,304          302,268
Other assets ...............................................................         90,990           48,794
                                                                                -----------      -----------
    TOTAL ASSETS ...........................................................    $ 9,514,167      $ 6,671,788
                                                                                ===========      ===========


LIABILITIES
Deposits:
  Savings accounts .........................................................    $ 1,244,083      $   848,567
  Money market deposit accounts ............................................        412,524          254,857
  Certificates of deposit ..................................................      4,976,559        3,442,299
                                                                                -----------      -----------
                                                                                  6,633,166        4,545,723

Warehouse lines of credit                                                                 -                -
Federal Home Loan Bank .....................................................      1,650,000        1,175,000
Senior Notes due 2004 ......................................................         22,377           71,560
Senior Notes due 2009 ......................................................        188,987          188,658
Liquid Yield Option Notes due 2013 .........................................            654            3,089
Mandatorily redeemable preferred securities of
  subsidiary trust ("Preferred Securities") ................................        100,000          100,000
Other liabilities ..........................................................        254,683          114,227
Liability to discontinued insurance operations .............................              -           74,514
                                                                                -----------      -----------
    TOTAL LIABILITIES ......................................................      8,849,867        6,272,771

STOCKHOLDERS' EQUITY
Common stock ...............................................................         75,990           75,397
Additional paid-in capital .................................................        296,000          288,508
Retained earnings ..........................................................        328,044           84,591
Deferred compensation ......................................................        (35,889)         (49,542)
Accumulated other comprehensive income .....................................            155               63
                                                                                -----------      -----------
    TOTAL STOCKHOLDERS' EQUITY .............................................        664,300          399,017
                                                                                -----------      -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .............................    $ 9,514,167      $ 6,671,788
                                                                                ===========      ===========



04-09-02                                     # # #                   Page 9 of 9